UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2023

OCULAR THERAPEUTIX, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-36554	20-5560161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Crosby Drive

Bedford, MA 01730

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 357-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OCUL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 13, 2023, Ocular Therapeutix, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, BofA Securities, Inc. and Piper Sandler & Co., as representatives of the several underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of 30,800,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). All of the Firm Shares are being sold by the Company. The public offering price of the Firm Shares is $3.25 per share, and the Underwriters have agreed to purchase the Firm Shares from the Company pursuant to the Underwriting Agreement at a price of $3.055 per share. Under the terms of the Underwriting Agreement, the Company also granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 4,620,000 shares of Common Stock (the “Option Shares” and, together with the Firm Shares, the “Shares”) at the public offering price less the underwriting discounts and commissions.

The Company estimates that the net proceeds from the Offering will be approximately $93.6 million, or approximately $107.7 million if the Underwriters exercise in full their option to purchase the Option Shares, in each case, after deducting underwriting discounts and commissions and estimated offering expenses.

The Shares will be issued pursuant to a prospectus supplement dated December 13, 2023, and an accompanying base prospectus that form a part of the registration statement on Form S-3 that the Company filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2023 (File No. 333-275373), and was declared effective by the SEC on November 16, 2023. The closing of the Offering is expected to take place on or about December 18, 2023, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion and consent of Wilmer Cutler Pickering Hale and Dorr LLP relating to the Shares is attached as Exhibit 5.1 hereto.

Item 8.01. Other Events.

Pricing of Public Offering

The full text of the press release issued on December 13, 2023, announcing the pricing of the Offering is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Amendment to Special Protocol Assessment

In December 2023, the Company submitted an amendment to its Special Protocol Assessment (the “SPA Amendment”) to the U.S. Food and Drug Administration (the “FDA”) to reflect the Company’s intention to broaden the inclusion criteria for enrollment of subjects in the Company’s ongoing Phase 3 clinical trial evaluating AXPAXLI™ for the treatment of wet age-related macular degeneration (“wet AMD”) (the “SOL trial”) and to evaluate a single optimized implant of AXPAXLI with a drug load of 450 µg of a more soluble form of axitinib in the SOL trial. Subject to any feedback from the FDA on the SPA Amendment, the Company plans to begin enrolling patients in the SOL trial as early as January 2024.

Cash Runway

Based on the Company’s current operating plan, which includes estimates of anticipated cash inflows from DEXTENZA® product sales and cash outflows from operating expenses and capital expenditures and reflects the Company’s observance of the minimum liquidity covenant of $20.0 million under its existing credit and security agreement, the Company believes that the net proceeds from the Offering, together with its existing cash and cash equivalents, will enable the Company to fund its planned operating expenses, debt service obligations and capital expenditure requirements into 2027. The Company aims to have topline data from the SOL trial as well as its planned second Phase 3 clinical trial of AXPAXLI for the treatment of wet AMD by such time. However, the expected net proceeds from the Offering, together with the Company’s existing cash and cash equivalents, will not be sufficient for the Company to fund AXPAXLI for any indication through regulatory approval, and the Company will need to raise additional capital to complete the development and commercialization of AXPAXLI for the treatment of wet AMD, or to advance the development and commercialization of AXPAXLI for other indications such as non-proliferative diabetic retinopathy and its other product candidates, including to conduct any future clinical trials after the completion of its ongoing trials. These estimates are subject to various assumptions, including assumptions as to the revenues and expenses associated with the commercialization of DEXTENZA, the pace of the Company’s research and clinical development programs, the timing of commencement of dosing and enrollment of the Company’s clinical trials, and other aspects of the Company’s business. The Company has based these estimates on assumptions that may prove to be wrong, and the Company could use its capital resources sooner than it currently expects.

Cautionary Note Regarding Forward-Looking Statements

Any statements in this Current Report on Form 8-K about future expectations, plans, and prospects for the Company, including the Company’s expectations and plans regarding the Offering, the Company’s anticipated use of proceeds of the Offering, the anticipated closing date of the Offering, timing with respect to the Company’s pivotal trials of AXPAXLI, the Company’s anticipated cash runway and sufficiency of the Company’s cash resources, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, uncertainties related to market conditions, the satisfaction of customary closing conditions related to the Offering, the need for additional financing or other actions and other factors discussed in the “Risk Factors” section contained in the preliminary prospectus supplement related to the Offering filed with the SEC on December 13, 2023, and the Company’s quarterly and annual reports on file with the SEC. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date of this Current Report on Form 8-K. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 13, 2023, by and among Ocular Therapeutix, Inc. and Jefferies LLC, BofA Securities, Inc. and Piper Sandler & Co., as representatives of the several underwriters named therein

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1 above)

99.1	Press Release of Ocular Therapeutix, Inc., dated December 13, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULAR THERAPEUTIX, INC.

Date: December 14, 2023	By:	/s/ Donald Notman
Donald Notman
Chief Financial Officer